UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 28, 2009
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 30, 2009, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its third fiscal quarter ending June 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (GAAP), as follows:
•	Revenues. We present international and total revenue growth rates (for the total company and each of its segments and business units, and for revenues relating to our safety-engineered devices) for certain periods at constant foreign exchange rates. We believe that this allows investors to view the underlying operating results of BD without the impact of fluctuations in foreign currency exchange rates, thereby facilitating comparisons to prior periods.

•	Selling and Administrative Expense. We present selling and administrative expense, both alone and as a percentage of revenues, for certain periods after excluding the impact of the charge relating to our pending settlement of certain antitrust class action suits. This charge caused reported selling and administrative expense to be higher for these periods than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of selling and administrative expense are more indicative of BD’s performance, and allow investors to more easily compare BD’s selling and administrative expense for these periods to other periods.

•	Operating Income. We present BD’s operating income, both alone and as a percentage of revenues, for certain periods after excluding the impact of the charge relating to our pending settlement of certain antitrust class action suits. This charge caused reported operating income for these periods to be lower than it otherwise would have been, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of operating income are more indicative of BD’s performance, and allow investors to more easily compare BD’s operating income for these periods to other periods.

•	Income Taxes and Effective Tax Rate. We present BD’s income taxes and effective tax rate (i) for the second quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our pending settlement of certain antitrust class action suits, (ii) for the third quarter of fiscal year 2009 after excluding the tax benefit relating to various tax settlements, and (iii) for the first nine months of fiscal year 2009 after excluding both the aforementioned charge and tax benefits. These items caused both our reported income taxes and our effective tax rate for these periods to be lower than they otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income taxes and effective tax rate are more indicative of BD’s results, and allow investors to more easily compare BD’s income taxes and effective tax rate for these periods to other periods.

•	Income from Continuing Operations. We present BD’s income from continuing operations, both alone and as a percentage of revenues, (i) for the second quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our pending settlement of certain antitrust class action suits, (ii) for the third quarter of fiscal year 2009 after excluding the tax benefit relating to various tax settlements, and (iii) for the first nine months of fiscal year 2009 after excluding both the aforementioned charge and tax benefits. These items caused reported income from continuing operations for these periods to be either lower or higher (depending on the period) than it otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income from continuing operations are more indicative of BD’s performance, and allow investors to more easily compare BD’s operating income from continuing operations for these periods to other periods.

•	Earnings Per Share from Continuing Operations. We present BD’s (i) diluted earnings per share from continuing operations for the second quarter and first six months of fiscal year 2009 after excluding the impact of the charge relating to our pending settlement of certain antitrust class action suits, (ii) diluted earnings per share from continuing operations for the third quarter of fiscal year 2009 after excluding the tax benefit relating to various tax settlements, and (iii) diluted earnings per share from continuing operations for the first nine months of fiscal year 2009 and estimated diluted earnings per share from continuing operations for full fiscal year 2009 after excluding both the aforementioned charge and tax benefits. These items caused, or will cause, reported diluted earnings per share for these periods to be either lower or higher (depending on the period) than it otherwise would have been, but are not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of diluted earnings per share from continuing operations are more indicative of BD’s performance, and allow investors to more easily compare BD’s performance for these periods to other periods.
BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.
BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.
Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.
     On July 28, 2009, BD amended its By-Laws to (i) authorize the chairman or the shareholders to adjourn a shareholders meeting whether or not a quorum is present, (ii) provide a procedure for selecting an acting chair of a board committee meeting in the absence of the appointed chair, and (iii) certain technical and corrective changes.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 3.1	By-laws, as amended and restated as of July 28, 2009

Exhibit 99.1	Press release dated July 30, 2009, which is furnished pursuant to Item 2.02

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)
By:	/s/ Dean J. Paranicas
Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy

Date: July 30, 2009

Exhibit Index

3.1	By-laws, as amended and restated as of July 28, 2009

99.1	Press Release dated July 30, 2009, furnished pursuant to Item 2.02